Exhibit 99

           US AIRWAYS GROUP, INC. REPORTS THIRD QUARTER RESULTS

           $232 Million Net Loss for the Quarter; $375 Million
                        Net Loss Year-To-Date

     ARLINGTON, Va., Oct. 28, 2004 -- US Airways Group, Inc. today reported a net loss of $232 million for the third quarter 2004, compared to a net loss of $90 million for the third quarter 2003. The net loss per share was $4.22 for the third quarter of 2004, compared to a net loss of $1.69 per share for the third quarter of 2003.

     The third quarter 2004 pre-tax loss of $239 million compares to a pre-tax loss of $91 million for the same quarter in 2003. Excluding unusual items, the pre-tax loss for the third quarter 2004 was $227 million compared to $91 million in 2003 (see Note 5 for reconciliation).

     "I am disappointed that we have reported yet another quarterly loss, however, I am confident that we are charting a new course with a well-crafted plan, that if fully implemented, can return US Airways to profitability," said US Airways President and Chief Executive Officer Bruce R. Lakefield. "This is a strong franchise, with hard-working employees who have the will to succeed, and given the right cost structure, we will be successful."

     Lakefield said that he was heartened by the ratification of a new labor agreement by the Air Line Pilots Association (ALPA) and three work groups represented by the Transport Workers Union (TWU). Additionally, the company is in negotiations with its other unions, and continues to make progress in all areas of its Transformation Plan, highlighted by the February 2005 change to its business model where new flying and operational efficiencies will be implemented. He noted that operating revenue for the third quarter 2004 improved to $1.80 billion from $1.77 billion for the third quarter of 2003, which is a 1.6 percent increase year-over-year.

     System passenger revenue per available seat mile (PRASM) for the third quarter 2004 was 10.12 cents, down 3.4 percent compared to the third quarter of 2003. Domestically, system PRASM fell 5.3 percent to 10.68 cents. System statistics encompass mainline, MidAtlantic Airways, wholly owned airline subsidiaries of US Airways Group, Inc. as well as capacity purchases from third parties operating regional jets as US Airways Express. For US Airways mainline operations only, the PRASM of 9.12 cents was down 3.1 percent.

     System available seat miles (ASMs) were up 4.1 percent, while mainline ASMs increased 2.1 percent during the third quarter 2004. Revenue passenger miles (RPMs) increased 6.2 percent for the full US Airways system, while mainline RPMs increased 3.3 percent. The third quarter system load factor of
76.1 percent was up 1.4 percentage points year-over-year. The mainline passenger load factor was up 0.9 percentage points to 77.8 percent. For the third quarter 2004, US Airways Group Inc.'s system carried 14.3 million passengers, an increase of 4.2 percent, while mainline operations carried 10.4 million passengers, a 1.4 percent decrease compared to the same period of 2003. The third quarter 2004 yield for mainline operations of 11.73 cents decreased 4.2 percent from the same period in 2003, while system yield was down 5.3 percent to 13.29 cents.

     US Airways Senior Vice President of Marketing and Planning B. Ben Baldanza said that the company's Transformation Plan assumes that it will continue to operate in an environment of high fuel prices, continued growth of low-fare competition, diluted yields and more consumer dependency on the Internet. "We long have recognized that the paradigm has shifted and that for us to prosper, we would need to adapt to the changing marketplace realities. To that extent, we are ahead of the other legacy carriers that are still in the early phases of transformation," said Baldanza.

     Baldanza added that certain key elements of the Transformation Plan are in place. "We have increased the number of markets where we offer low GoFares, introduced a February schedule that offers 25 new routes and 230 more daily departures, and we are in the process of significantly enhancing our Web site, usairways.com, for added convenience, reliability, and reduced distribution costs," said Baldanza.

     The mainline cost per available seat mile (CASM), excluding fuel and unusual items, of 9.74 cents for the third quarter 2004, was a 2.3 percent increase over the same period in 2003 (for a reconciliation of unit costs, see
Note 3 to the Selected Airline Operating and Financial Statistics).

     US Airways' operational performance slipped during the third quarter, in part due to an unusual hurricane season, severe summer storm activity in the East, and an EDS driven computer malfunction in August that caused flight delays and cancellations. Lost revenue and operational costs resulting from the hurricanes is estimated to have cost the company at least $20 million. For the quarter, US Airways mainline operations completed 97.3 percent of its flights, with 80.7 percent of those flights arriving on time.

     The cost of aviation fuel per gallon, including taxes, for the third quarter 2004 was 111.5 cents (106.1 cents excluding taxes), up 29 percent from the same period in 2003. Fuel hedging benefits, which partially mitigated the dramatic increase in fuel price, improved results by $38 million, or 16.4 cents per gallon.

     Despite the company's best efforts to mitigate the impact, the sustained high price of fuel and the lack of any relief from record prices continue to have a negative impact on cash flow. Lakefield said that senior management has been tasked with carefully reviewing all aspects of operations in order to further conserve cash and will take appropriate action as necessary in order to remain in compliance with financing agreements.

     Substantially all of the company's unrestricted cash (includes cash, cash equivalents and short-term investments), constitutes cash collateral under the Air Transportation Stabilization Board (ATSB) loan agreement. As of Sept. 30, 2004, $757 million of cash collateral was available for the company's use, subject to certain limitations, under a cash collateral agreement with the ATSB and approved by the Bankruptcy Court. The cash collateral agreement has been extended through Jan. 14, 2005. Additionally, on Sept. 30, 2004, restricted cash was $733 million, for a total cash position of $1.49 billion.
 This compares to a total cash position of $1.73 billion at June 30, 2004, which included $975 million of unrestricted cash.

Other notable developments:
* Announced more details of the Transformation Plan with a significant restructuring of the flight schedule beginning Feb. 6, 2005, to include improved aircraft utilization, changes to hub operations, and approximately 230 more daily flights using no additional aircraft.
* Engaged labor groups in discussions that led to pilots' ratification of $300 million annual cost-savings agreement, which runs through 2009, and three TWU groups' ratification of cost savings agreements. The company has given proposals to its other labor groups.
* Expanded breadth of Star Alliance network through new bmi codeshare agreement. Initially, US Airways' code will be added on bmi flights between Manchester, U.K., and both Edinburgh and Glasgow, Scotland. Also expanded GoCarribean network with addition of Bahamasair codeshare and marketing agreement.
* Rolled out more low GoFares from several Pennsylvania cities, including Pittsburgh, to seven West Coast destinations. These fares are in addition to the GoFares already in place to and from Philadelphia. US Airways now has GoFares on numerous routes in Pennsylvania, Florida, and Washington, D.C.
* Continued adding gate boarding pass scanners for expedited boarding and passenger convenience. Scanners now are available at 19 airports in the U.S., with further expansion planned in 2005. US Airways anticipates adding more than 75 self-service kiosks by the end of the year for easier check-in. 489 kiosks are currently deployed in 84 cities.
* Introduced a service fee for customers who desire personalized reservations ticketing assistance. The fee applies for tickets purchased by calling US Airways' toll-free reservations or visiting US Airways' airport and city ticket counters. Shuttle tickets are exempt from the fee.

     US Airways Group, Inc. and its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on Sept. 12, 2004, providing the company the opportunity to implement its Transformation Plan built on lower costs, a simplified fare structure, and expanded service.

     The court granted US Airways interim relief from the company's collective bargaining agreements with the Association of Flight Attendants (AFA), Communications Workers of America (CWA), and the International Association of Machinists and Aerospace Workers (IAM) on Oct. 15, 2004, and approved the company's new agreements with ALPA and the TWU on Oct. 26, 2004.

     US Airways will not hold a third quarter results conference call.

    Members of the media needing additional information should contact
US Airways Corporate Affairs at 703-872-5100. Analysts should contact US Airways Investor Relations at 703-872-7923.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

-30-

NUMBER:  4825

                          US Airways Group, Inc.            NEWS RELEASE
                           (Debtor-in-Possession)
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                              (unaudited)
             (dollars in millions, except per share amounts)



                                          Successor Company (1)
                              --------------------------------------------
                                    Three Months Ended    Nine Months Ended
                              --------------------------- -----------------
                               September 30, September 30,   September 30,
                                    2004          2003 (2)        2004
                               ------------  -------------  -------------
Operating Revenues
 Passenger transportation (3)    $  1,601      $  1,593       $  4,875
 Cargo and freight                     31            31             99
 Other                                167           147            483
                                   ------        ------         ------
   Total Operating Revenues         1,799         1,771          5,457

Operating Expenses
 Personnel costs                      653           656          1,921
 Aviation fuel                        282           210            777
 US Airways Express capacity
   purchases                          204           179            596
 Aircraft rent                        114           104            335
 Other rent and landing fees          106           111            314
 Selling expenses                     102           100            309
 Aircraft maintenance                  93            96            271
 Depreciation and amortization         60            53            172
 Special items                         --            --             --
 Government compensation               --            --             --
 Other                                362           299            998
                                   ------        ------         ------
   Total Operating Expenses         1,976         1,808          5,693
                                   ------        ------         ------
   Operating Income (Loss)           (177)          (37)          (236)

Other Income (Expense)
 Interest income                        5             5             11
 Interest expense, net                (54)          (56)          (169)
 Reorganization items, net            (12)           --            (12)
 Other, net                            (1)           (3)            23
                                   ------        ------         ------
   Other Income (Expense), Net        (62)          (54)          (147)
                                   ------        ------         ------

Income (Loss) Before Income Taxes    (239)          (91)          (383)

   Provision (Credit) for Income
      Taxes                            (7)           (1)            (8)
                                   ------        ------         ------
Net Income (Loss)                $   (232)      $   (90)       $  (375)
                                   ======        ======         ======

Earnings (Loss) per Common Share (4)
 Basic                           $  (4.22)      $ (1.69)       $ (6.88)
 Diluted                         $  (4.22)      $ (1.69)       $ (6.88)

Shares Used for Computation (000)
 Basic                             54,856        52,878         54,508
 Diluted                           54,856        52,878         54,508




                              Successor Company (1) Predecessor Company (1)
                             ---------------------- -----------------------
                                 Six Months Ended       Three Months Ended
                                September 30, 2003 (2)   March 31, 2003 (2)
                               --------------------     -------------------
Operating Revenues
 Passenger transportation (3)       $   3,190               $   1,358
 Cargo and freight                         65                      35
 Other                                    293                     141
                                       ------                  ------
   Total Operating Revenues             3,548                   1,534

Operating Expenses
 Personnel costs                        1,378                     622
 Aviation fuel                            413                     213
 US Airways Express capacity purchases    334                     130
 Aircraft rent                            215                     109
 Other rent and landing fees              213                     106
 Selling expenses                         205                      91
 Aircraft maintenance                     214                      88
 Depreciation and amortization            111                      67
 Special items                             34                      --
 Government compensation                 (214)                     --
 Other                                    614                     315
                                       ------                  ------
   Total Operating Expenses             3,517                   1,741
                                       ------                  ------
   Operating Income (Loss)                 31                    (207)

Other Income (Expense)
 Interest income                           10                       1
 Interest expense, net                   (111)                    (73)
 Reorganization items, net                 --                   1,917
 Other, net                                 6                      (3)
                                       ------                  ------
   Other Income (Expense), Net            (95)                  1,842
                                       ------                  ------
Income (Loss) Before Income Taxes         (64)                  1,635

   Provision (Credit) for Income
     Taxes                                 12                      --
                                       ------                  ------
Net Income (Loss)                   $     (76)              $   1,635
                                       ======                  ======

Earnings (Loss) per Common Share (4)
 Basic                              $   (1.43)              $   24.02
 Diluted                            $   (1.43)              $   24.02


Shares Used for Computation (000)
 Basic                                 53,262                 68,076
 Diluted                               53,262                 68,076



(1) Successor Company refers to US Airways Group, Inc. (US Airways Group or the Company) on and after March 31, 2003, after giving effect to the cancellation of the then existing common stock and the issuance of new securities in accordance with its plan of reorganization, and application of fresh-start reporting. Predecessor Company refers to US Airways Group prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from "Other" to "Passenger transportation" and "Cargo and freight," as applicable. In addition, expenses related to these agreements, which were previously included in "Other," are presented separately in "US Airways Express capacity purchases."

(3) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines. See also (2) above.

(4) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

(5) Pursuant to SEC Regulation G, the table below shows a reconciliation of Income (Loss) Before Income Taxes, Excluding Unusual Items, a non-GAAP financial measure, to Net Income (Loss) reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.


                                             Successor Company
                                 ------------------------------------------
                                    Three Months Ended    Nine Months Ended
                                  ------------------------ ----------------
                                September 30, September 30,  September 30,
                                    2004           2003           2004
                                ------------  ------------   ------------
                                           (dollars in millions)

Loss Before Income Taxes,
 Excluding Unusual Items          $  (227)      $  (91)        $  (371)

Unusual Items
  Aircraft order
     cancellation penalty (a)          --           --              --
  Government compensation (b)          --           --              --
  Reorganization items, net (c)       (12)          --             (12)
  Other                                --           --              --
                                   ------        -----           -----
    Total Unusual Items               (12)          --             (12)

Provision (Credit) for Income
  Taxes                                (7)          (1)             (8)
                                    -----        -----           -----
Net Income (Loss)                 $  (232)      $  (90)        $  (375)
                                    =====        =====           =====

                                Successor Company    Predecessor Company
                               -------------------- ---------------------
                                  Six Months Ended   Three Months Ended
                                 September 30, 2003    March 31, 2003
                                --------------------  -----------------
                                         (dollars in millions)

Loss Before Income Taxes,
  Excluding Unusual Items              $  (244)             $  (282)

Unusual Items
  Aircraft order cancellation penalty (a)  (35)                   --
  Government compensation (b)              214                    --
  Reorganization items, net (c)             --                 1,917
  Other                                      1                    --
                                         -----                 -----
    Total Unusual Items                    180                 1,917
Provision (Credit) for Income Taxes         12                    --
                                         -----                 -----
Net Income (Loss)                       $  (76)             $  1,635
                                         =====                 =====


(a) During the second quarter of 2003, US Airways, Inc. recorded a $35 million charge in connection with its intention to not take delivery of certain aircraft scheduled for future delivery.

(b) During the second quarter of 2003, US Airways Group received proceeds of $214 million, net of amounts due to affiliates, from the Transportation Security Administration under the 2003 Emergency Wartime Supplemental Appropriations Act as reimbursement for certain security fees.

(c) During the first quarter of 2003, US Airways Group recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its 2002 Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $967 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees. For the three months and nine months ended September 30, 2004, US Airways Group recognized $12 million in professional fees directly related to its 2004 Chapter 11 filing.



                           US Airways, Inc.                 NEWS RELEASE
                        (Debtor-in-Possession)
        (A Wholly Owned Subsidiary of US Airways Group, Inc.)
                       STATEMENTS OF OPERATIONS

                             (unaudited)
                        (dollars in millions)

                                         Successor Company (1)
                            ---------------------------------------------
                                Three Months Ended      Nine Months Ended
                            ---------------------------
                            September 30, September 30,   September 30,
                                2004        2003 (2)          2004
                            ------------- ------------- -----------------
Operating Revenues
 Passenger transportation (3)    $ 1,601     $ 1,593         $ 4,875
 Cargo and freight                    31          31              99
 Other                               156         125             445
                                  -------     -------          -------
   Total Operating Revenues        1,788       1,749           5,419

Operating Expenses
 Personnel costs                     591         587           1,732
 Aviation fuel                       260         195             718
 US Airways Express capacity
   purchases                         327         311             981
 Aircraft rent                       106          96             307
 Other rent and landing fees         101         103             299
 Selling expenses                     95          90             287
 Aircraft maintenance                 75          74             222
 Depreciation and amortization        55          50             153
 Special items                        --          --              --
 Government compensation              --          --              --
 Other                               336         280             940
                                   ------      ------          ------
   Total Operating Expenses        1,946       1,786           5,639
                                   ------      ------          ------
   Operating Income (Loss)          (158)        (37)           (220)

Other Income (Expense)
 Interest income                       5           5              11
 Interest expense, net               (52)        (54)           (164)
 Reorganization items, net           (12)         --             (12)
 Other, net                           (2)         (3)             20
                                   ------      ------          ------
   Other Income (Expense), Net       (61)        (52)           (145)
                                   ------      ------          ------

Income (Loss) Before Income Taxes   (219)        (89)           (365)

   Provision(Credit) for Income Taxes (5)         (1)             (6)
                                   ------      ------          ------
Net Income (Loss)                $  (214)     $  (88)         $ (359)
                                   ======      ======          ======

                               Successor Company (1)   Predecessor Company (1)
                               ---------------------- ------------------------
                                  Six Months Ended       Three Months Ended
                                 September 30, 2003 (2)   March 31, 2003 (2)
                               ---------------------- ------------------------
Operating Revenues
 Passenger transportation (3)           $    3,190          $    1,358
 Cargo and freight                              65                  35
 Other                                         253                 119
                                            ------              ------
   Total Operating Revenues                  3,508               1,512
Operating Expenses
 Personnel costs                             1,250                 562
 Aviation fuel                                 383                 197
 US Airways Express capacity purchases         589                 251
 Aircraft rent                                 198                 101
 Other rent and landing fees                   199                  99
 Selling expenses                              186                  83
 Aircraft maintenance                          171                  70
 Depreciation and amortization                 102                  63
 Special items                                  34                  --
 Government compensation                      (212)                 --
 Other                                         576                 288
                                            ------              ------
   Total Operating Expenses                  3,476               1,714
                                            ------              ------
   Operating Income (Loss)                      32                (202)
Other Income (Expense)
 Interest income                                10                   2
 Interest expense, net                        (108)                (73)
 Reorganization items, net                      --               1,888
 Other, net                                      7                  (2)
                                            ------              ------
   Other Income (Expense), Net                 (91)              1,815
                                            ------              ------
Income (Loss) Before Income Taxes              (59)              1,613
   Provision (Credit) for Income Taxes          12                  --
                                            ------              ------
Net Income (Loss)                       $      (71)         $    1,613
                                            ======              ======
(1) Successor Company refers to US Airways, Inc. on and after March 31, 2003, after giving effect to fresh-start reporting. Predecessor Company refers to US Airways, Inc. prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from the former classification "US Airways Express transportation revenues" to "Passenger transportation," "Cargo and freight" and "Other," as applicable.

(3) Includes revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines. See also (2) above.


                                 US Airways, Inc.              NEWS RELEASE
                             (Debtor-in-Possession)

                 (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
                SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                               (unaudited)


                                          Three Months Ended September 30,
                                          --------------------------------
                                                                      %
                                              2004       2003     Change
                                            -------    -------   --------
Revenue passenger miles (millions)*
  System                                    12,044     11,344        6.2
  Mainline                                  10,665     10,322        3.3
Available seat miles (millions)*
  System                                    15,822     15,193        4.1
  Mainline                                  13,713     13,431        2.1
Total available seat miles (millions)
  System                                    15,823     15,196        4.1
  Mainline                                  13,715     13,433        2.1
Passenger load factor*
  System                                      76.1%      74.7%       1.4 pts.
  Mainline                                    77.8%      76.9%       0.9 pts.
Yield*
  System                                     13.29c     14.04c      (5.3)
  Mainline                                   11.73c     12.24c      (4.2)
Passenger revenue per available
 seat mile*
  System                                     10.12c     10.48c      (3.4)
  Mainline (3)                                9.12c      9.41c      (3.1)
Revenue passengers (thousands)*
  System                                    14,274     13,695        4.2
  Mainline                                  10,441     10,584       (1.4)
Mainline revenue per available
  seat mile* (3)                             10.47c     10.56c      (0.9)
Mainline cost per available seat
  mile ("Mainline CASM")*(3)                 11.59c     10.98c       5.6
Mainline CASM excluding unusual
  items* (3)                                 11.59c     10.98c       5.6
Mainline CASM excluding aviation
  fuel and unusual items* (3)                 9.74c      9.52c       2.3
Average stage length (miles)*                  801        795        0.8
Cost of aviation fuel per gallon            111.46c     86.30c      29.2
Cost of aviation fuel per gallon
 (excluding fuel taxes)                     106.11c     81.07c      30.9
Gallons of aviation fuel consumed
 (millions)                                    227        226        0.4
Scheduled mileage completion
 factor*                                      98.0%      98.9%      (0.9) pts.
Number of aircraft in operating
 fleet at period-end                           282        279        1.1
Full-time equivalent employees at
 period-end                                 26,835      26,300       2.0




                                           Nine Months Ended September 30,
                                          ---------------------------------
                                                                    %
                                              2004     2003(2)     Change
                                            -------    -------   --------
Revenue passenger miles (millions)*
  System                                    34,138     31,050        9.9
  Mainline                                  30,453     28,366        7.4
Available seat miles(millions)*
  System                                    46,120     43,388        6.3
  Mainline                                  40,220     38,602        4.2
Total available seat miles (millions)
  System                                    46,124     43,472        6.1
  Mainline                                  40,224     38,686        4.0
Passenger load factor*
  System                                      74.0%      71.6%       2.4 pts.
  Mainline                                    75.7%      73.5%       2.2 pts.
Yield*
  System                                     14.28c     14.65c      (2.5)
  Mainline                                   12.59c     12.92c      (2.6)
Passenger revenue per available
 seat mile*
  System                                     10.57c     10.48c       0.9
  Mainline (3)                                9.53c      9.50c       0.3
Revenue passengers (thousands)*
  System                                    41,858     39,291        6.5
  Mainline                                  31,362     30,866        1.6
Mainline revenue per available
  seat mile* (3)                             10.87c     10.69c       1.7
Mainline cost per available seat
  mile ("Mainline CASM")*(3)                 11.47c     11.25c       2.0
Mainline CASM excluding unusual
  items* (3)                                 11.47c     11.71c      (2.0)
Mainline CASM excluding aviation
  fuel and unusual items* (3)                 9.71c     10.21c      (4.9)
Average stage length (miles)*                  791        760        4.1
Cost of aviation fuel per gallon            104.40c     88.47c      18.0
Cost of aviation fuel per gallon
 (excluding fuel taxes)                      98.93c     83.17c      19.0
Gallons of aviation fuel consumed
 (millions)                                    668        656        1.8
Scheduled mileage completion
 factor*                                      99.0%      99.0%        -- pts.
Number of aircraft in operating
 fleet at period-end                           282        279        1.1
Full-time equivalent employees at
 period-end                                 26,835      26,300       2.0


* Scheduled service only (excludes charter service).
c - cents

(1) All statistics include US Airways' "Mainline" operations only unless noted otherwise. System statistics encompass all wholly owned airline subsidiaries of US Airways Group, including US Airways, Allegheny Airlines, Piedmont Airlines and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines.

(2) Statistics for the nine months ended September 30, 2003 include amounts from both the Successor Company and the Predecessor Company.


(3) Pursuant to SEC Regulation G, US Airways, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP and segment financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP and segment financial measures provide management the ability to measure and monitor US Airways, Inc.'s financial performance at the mainline level both with and without unusual items and the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond the Company's control, unusual items are not indicative of the Company's ongoing operating performance and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                            Three Months Ended        Nine Months Ended
                               September 30,           September 30,
                          ---------------------- -----------------------
                               2004        2003        2004       2003
                          ------------ --------- ------------ ----------
   (in millions, except per seat mile amounts)

Passenger transportation revenue reconciliation:
   GAAP passenger transportation
     revenue                   $ 1,601    $ 1,593    $ 4,875   $  4,548
   Less: US Airways Express
     and MidAtlantic
     transportation revenue       (350)      (329)    (1,041)      (882)
                              --------  --------     ------    -------
   Mainline passenger
     transportation revenue    $ 1,251    $ 1,264    $ 3,834   $  3,666

Operating revenue reconciliation:
   GAAP operating revenues     $ 1,788    $ 1,749    $ 5,419   $  5,020
   Less: US Airways Express and
     MidAtlantic operating
     revenues                     (352)      (331)    (1,046)      (886)
                             ---------   --------    -------   --------
   Mainline operating revenues $ 1,436   $  1,418    $ 4,373   $  4,134


Operating expenses reconciliation:
   GAAP operating expenses     $ 1,946   $  1,786    $ 5,639   $  5,190
   Less: US Airways Express
     capacity purchases           (327)      (311)      (981)      (839)
   Less: MidAtlantic Airways
     operating expenses            (30)        --        (45)        --
                             ---------   --------    -------   --------
   Mainline operating expenses $ 1,589      1,475    $ 4,613   $  4,351

Cost per available seat mile reconciliations: (a)
   Cost per available seat mile excluding
     US Airways Express capacity purchases
       ("Mainline CASM")         11.59 c    10.98 c    11.47 c    11.25 c
   Unusual items (b)                --         --         --       0.46
                                -------     ------    ------     ------
   Mainline CASM excluding unusual
     items                       11.59 c    10.98 c    11.47 c    11.71 c
   Aviation fuel - mainline      (1.85)     (1.46)     (1.76)     (1.50)
                                -------     ------    ------     ------
   Mainline CASM excluding aviation
     fuel and unusual items       9.74 c     9.52 c     9.71 c    10.21 c

c - cents

(a) Amounts may not recalculate due to rounding.

(b) Unusual items include $212 million of government compensation, $35 million charge related to an intention not to take delivery of certain aircraft scheduled for future delivery and a $1 million reduction to severance pay accruals for the nine months ended September 30, 2003.